SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2004

CHAMPION ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Michigan	1-9751	38-2743168

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Cambridge Court, Suite 300
Auburn Hills, Michigan 48326

(Address of principal executive offices)

Registrant’s telephone number, including area code: (248) 340-9090

N/A

(Former name or former address, if changed since last report.)

Item 5. Other Events.

     On July 23, 2004, Champion Enterprises, Inc. issued a press release announcing its financial results for the second quarter ended July 3, 2004. The text of the press release has been modified from the full text as issued to comply with certain Securities and Exchange Commission rules. The press release, as modified, is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number
99.1	Press Release dated July 23, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION ENTERPRISES, INC.
/s/ Phyllis A. Knight
Phyllis A. Knight,
Executive Vice President and Chief Financial Officer

Date: July 23, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated July 23, 2004